FAEGRE & BENSON LLP
                  2200 Norwest Center, 90 South Seventh Street
                        Monneapolis, Minnesota 55402-3901






                                               April 7, 1997



First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005

                  Re:      First Investors Multi-State
                              Insured Tax Free Fund

Gentlemen:

         We hereby consent to the reference to us under the heading "Minnesota" that deals with Minnesota taxes in the Prospectus to be filed as part of Post-Effective Amendment No. 20 to the Registration Statement of First Investors Multi-State Insured Tax Free Fund. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended.

                                               Very truly yours,

                                               /s/Faegre & Benson LLP
                                               Faegre & Benson LLP